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                                                                     EXHIBIT 2.5



                              AMENDMENT NUMBER TWO
                                     TO THE
                               PURCHASE AGREEMENT


                 Amendment Number Two (the "Amendment") to the Purchase Agreement, dated as of August 13, 1997, as amended by Amendment Number One to the Purchase Agreement (as so amended, the "Agreement"), among OpTel, Inc., Phonoscope, Ltd., Phonoscope Management L.C., Lee Cook, Alton Cook and the Lee Cook Family Trust. Capitalized terms used without definition herein shall have the meanings provided in the Agreement.

                 1. Section 6.16 of the Agreement is hereby amended by deleting the last four sentences of that section.

                 2. Article 9 of the Agreement is hereby amended by the addition of the following in clause (vi)(b) of the definition of Purchased
Assets:

                 (such fibers to include, but not be limited to, fibers used in the Business located in sheathes and conduit owned by the Sellers on the Closing Date running under, along or over highways)

                 3. Section 1(b) of Exhibit G to the Agreement is hereby amended by the insertion of the following after the term "Category III Segment" in the first sentence thereof:

                 (including, but not limited to, fibers used in the Business located in sheathes and conduit owned by the Sellers on the Closing Date running under, along or over highways)

                 4. Section 2(b) of Exhibit G to the Agreement is hereby amended by the addition of the following at the end of such section:

         Notwithstanding anything in this Agreement to the contrary, until the close of business on the date that the Temporary Head End meets the specifications set forth on Exhibit II (the "Cut Over Time"), the Buyer shall provide Phonoscope with signal feed from the head end purchased from Phonoscope on the date hereof. Prior to the Cut Over Time, the Buyer and Phonoscope shall cooperate in good faith to test the Temporary Head End and to assure an orderly cut-over of signal to the Temporary Head End on or prior to the Cut Over Time. Phonoscope shall pay all programming fees associated with such signal feed and shall pay and discharge all Losses and Expenses associated with



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         Phonoscope's use of such signal feed.  Phonoscope shall be responsible, in all respects, for all transport and delivery of signal from the head end.

                 5. Section 1.3(d) of the Agreement is hereby amended by deleting the words "At the Closing" in the beginning of the second sentence thereof and replacing them with "On or prior to the third Business Day following the Closing".

                 6. Section 1.3(a) of the Agreement is hereby amended by adding the following to the end of the third sentence thereof:

         provided, however, that the parties hereto agree that the amount of ARs and amounts collected or billed prior to the Closing in respect of services to be performed after the Closing (the "DR's") on the Closing Statement shall represent the Seller's best good faith estimate thereof and that notwithstanding the acceptance thereof by Buyer for use at the Closing, Buyer, pursuant to Section 1.4, may challenge such amount. From and after the Closing, the Sellers shall deliver to Buyer, as promptly as practicable after request therefor by Buyer, all back-up information and documentation reasonably requested by Buyer for Buyer to evaluate the amount of the ARs and DRs set forth on the Closing Statement.

                 7. On or prior to 90 days after the Closing Date, the Sellers, at their sole cost, expense and risk, shall cause the Greenspoint hub to be moved from its location on the date hereof to the utility public right of way that is as close as practicable to such location. The Sellers shall coordinate with Buyer and use their best efforts to avoid or limit any interruptions in Buyer's services and use of such hub during the movement of such hub and shall assure that such hub, in its new location, will provide services to Buyer at least to the same extent and quality (and at no greater cost to Buyer) as the Greenspoint hub is providing on the date hereof. Following the movement of the Greenspoint hub to its new location, the Sellers shall take all action necessary to provide Buyer with access to such location and hub at such times and in such manner as Buyer requests in order to operate and maintain its business following the Closing.

                 8. From and after the Closing until the first anniversary of the Closing Date, Buyer shall act as the billing and installation agent for Phonoscope, acting under the Phonoscope name, for the provision of high speed internet service to Phonoscope's internet customers existing on the date hereof, in the manner provided on the date hereof (the "Phonoscope Internet Business"). Phonoscope shall not (i) add any customers (other than as may be required under the terms of any right of


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entry agreement assigned to Buyer on the date hereof) to the Phonoscope Internet
Business and (ii) actively market the Phonoscope Internet Business. Buyer shall bill and collect all hook-up/installation and other access fees relating to the Phonoscope Internet Business and remit all of such fees (less $25.00 of each hook-up/installation fee) to Phonoscope. All modems shall be provided by Phonoscope at its sole cost and expense. All services other than billing and installation relating to the Phonoscope Internet Business shall be performed by Phonoscope. Phonoscope shall maintain customer service for the Phonoscope Internet Business to at least the same standards as provided on the date hereof at its sole cost and expense. Without limiting anything in the Agreement, Phonoscope shall indemnify, defend and hold harmless Buyer, its affiliates, and their respective directors, officers, employees and advisors from and against all Losses and Expenses arising from or relating to Buyer and its affiliates relating to the Phonoscope Internet Business. At any time prior to the first anniversary of the Closing Date, at Buyer's request, Phonoscope shall transfer to Buyer, for no additional consideration, all of its right, title and interest in and to the Phonoscope Internet Business.

                 9. Without limiting any rights or obligations under the Agreement, from and after the Closing, the Sellers shall take all action necessary with the cooperation and assistance of Buyer to cause, as promptly as practicable after the Closing, (a) the termination of the existing cable television franchises, without liability to Buyer or any of the Companies, held by the Sellers or any of the Companies from each of the municipalities of Bunker Hill Village, Taylor Lake Village, Hunter's Creek Village and Spring Valley, (b) the grant by the municipalities of Bunker Hill Village and Hunter's Creek Village of rights of passage for Buyer or its designee permitting the continued placement of cable, fiber and other transmission facilities (and the transmission of signal) through such municipalities to customers outside of such municipalities on terms and conditions reasonably satisfactory to Buyer, and (c) Buyer to receive all required and necessary consents of railroads for Buyer and the Companies to continue the placement of cable (and the transmission of signal) over the Conveyed Network. The Sellers shall hold Buyer and the Companies harmless from and against all Losses incurred by any of them arising from or relating to the failure to have caused the matters described in clauses
(a), (b) and (c) to have occurred at the Closing. Without limitation, Buyer's waiver of any condition to the Closing under the Agreement shall not constitute a waiver by Buyer of any other rights that it may have under the Agreement.

                 10. This Amendment shall not constitute a waiver or amendment of any other provision of the Agreement not referred to herein. Except as amended hereby, the provisions of the


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Agreement are and shall remain in full force and effect.

                 11. This Amendment may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

                 12. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.


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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed on this 27th day of October, 1997.


                                         OPTEL, INC.


                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                         PHONOSCOPE, LTD.


                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                         PHONOSCOPE MANAGEMENT L.C.


                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:



                                         ------------------------------------
                                         Lee Cook


                                         LEE COOK FAMILY TRUST


                                         By:
                                            ---------------------------------
                                            Lee Cook
                                            Sole Trustee



                                         ------------------------------------
                                         Alton Cook

                                         COMMUNICATIONS EQUITY ASSOCIATES


                                         By:
                                            ---------------------------------
                                            Name:
                                            Title: